Exhibit 10.8

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as “this Agreement”) is concluded by and between the following parties in Beijing, China, on the date of December 13, 2017.

Party A:   Pintec (Beijing) Technology Co., Ltd.

Party B:   Xuanji Intelligence (Beijing) Technology Co., Ltd.

Party A and Party B shall be referred to as a “Party” individually and as “the Parties” collectively.

Whereas:

1.                                      Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China (hereinafter referred to as “China” ), and possesses the resources necessary for providing technical business services and business consultation services;

2.                                      Party B is a domestic-funded company registered in China, and is approved and licensed by competent governmental agencies in China to engage in technology promotion service; market survey; data processing (except for the bank card center and cloud computing data center with PUE values over 1.5); basic software service; application software service (except medical software); conference service; economics and trade consultation; exhibition arrangement; product design; supply chain management; sales of gold, mineral (except for onsite trading and storage of coals within Beijing) and silver products (except silver coins), jewelry, handicrafts, daily necessities; import and export of goods, agency and technological consulting services for import and export; financial service and financial knowledge management outsourcing entrusted by financial institutions. (The company shall select operational items and operate business in accordance with laws; in the case of business categories subject to approval by competent authorities, it may carry out the approved items after such business has been approved; and shall not engage in the business activities prohibited or restricted in industrial policies in Beijing.)   Hereafter referred to as “Business Scope”);

3.                                      Party A agrees to use its advantages in terms of human resources, technology and information to provide Party B with exclusive technical and business support, business consultation and other services (either provided by Party A itself or by a party designated by Party A) within the term of this Agreement, and Party B agrees to accept such exclusive services provided by Party A or its designated party in accordance with this Agreement.

Therefore: Party A and Party B hereby reach the following agreement through friendly consultations:

1.                                      Services Provided by Party A

1.1                               In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as its sole and exclusive service provider to supply Party B with comprehensive business support, technical services, and consultation services within the term of this Agreement. The specific contents of the services shall include all services that are determined from time to time by Party A and are within the Business Scope of Party B, including but not limited to technical services, network support, business consulting, intellectual property licensing, leasing of equipment or office premises, market consultation, system integration, product development and system maintenance.

1.2                               Party B agrees to accept the consultation and services provided by Party A. Party B further agrees that Party B shall neither accept any consultation and/or service provided by any third party nor cooperate with any third party for any matter as specified in this Agreement during the effective term of this Agreement, unless otherwise approved by Party A in writing in advance. Party A may appoint any other party (such designated party may sign certain agreements as described under Article 1.3 with Party B), to provide Party B with consultation and/or services under this Agreement. For the avoidance of doubt, no provision of this Agreement may, in any way whatsoever, limit Party A’s supply of consultation and/or services to any third party, and Party A’s supply of any consultation and/or service to any third party is not subject to notice to or consent of Party B.

1.3                               Ways of Providing Services

1.3.1                     Party A and Party B agree that both parties may conclude other technical service agreements and consultation service agreements directly or through their respective related parties within the term of this Agreement, so as to agree on the specific content, methods, personnel and fees of specific technical services and consultation services.

1.3.2                     For the purpose of performing this Agreement, Party A and Party B agree to sign intellectual property (including but not limited to copyright, software, trademark, patent, patent application, technical secrets, trade secrets and others) license agreements directly or through their respective related parties, during the term of this Agreement, which shall allow Party B to use relevant intellectual property rights of Party A/the party designated by Party A, as may be necessary for Party B’s business and in accordance with specific agreements.

1.3.3                     For the purpose of performing this Agreement, Party A and Party B agree that both parties hereto may sign an equipment or plant lease agreement, either directly or through their respective related parties, during the term of this Agreement; such agreement shall allow Party B to use relevant equipment or plant of Party A at any time on the basis of the business needs of Party B.

1.3.4                     For the avoidance of doubt, Party A is entitled to determine at its sole absolute discretion, on whether to provide advices or services, which may either be provided by Party A itself or by a party designated by Party A, whether to provide consultations or services, as well as the specific types, contents, time, methods and amount of specific consultation or service. Failure by Party A to provide all the consultations or services under 1.3.1 to 1.3.3 hereof does not constitute a breach of contract by Party A.

2.                                      Calculation and Payment of Service Fees

Both parties agree that Party A shall, on the basis of the workload and commercial value of the technical services as are provided to Party B, issue invoice to Party B in accordance with the price as agreed upon by and between the parties, and Party B shall pay the corresponding consultancy service fees and other service charges to Party A or the party designated by Party A on the date and according to the rate specified by the invoice. Party A shall have the right to adjust the rate of consulting service fees on the basis of the quantity and content of consultation services as provided to Party B, and the aforesaid adjustment shall come into force upon written notice to Party B.

Party B shall, within fifteen (15) days following the end of each fiscal year, provide Party A with the financial statements for that fiscal year as well as all business records, business contracts and financial information as may be necessary for preparing the financial statements. Where Party A raises any doubt in connection with any of the above-mentioned financial data provided by Party B, it may appoint an independent and reputable accountant to audit such data. Party B shall cooperate with the aforementioned auditing.

3.                                      Intellectual Property and Confidentiality Clause

3.1                               Party A shall enjoy exclusive and proprietary rights to and interests in all the rights, ownership, interests and intellectual property rights arising from or created through Party A’s performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets, inter alia, regardless of whether they are developed by Party A or by Party B. The permission granted by Party A (or a party designated by Party A) to Party B to use the intellectual property hereunder does not constitute a grant of ownership of such intellectual property to Party B, and the intellectual property developed by Party B based on the consultations or services provided by Party A shall be owned by Party A.

3.2                               Both parties confirm that any oral or written information they exchange with each other in connection with this Agreement shall be confidential. Each party hereto shall keep such information confidential and shall not disclose any such information to any third party without written consent from the other party hereto, except in the following circumstances: (a) the public is aware of or will be aware of such information (but this is not due to disclosure of such information by the recipient thereof); (b) disclosure of such information is required by any applicable law or the rules or requirements of any stock exchange; or (c) any transaction hereunder of any party hereto requires the disclosure of such information to the legal adviser or financial adviser thereof, provided that the legal adviser or financial adviser shall be bound by the obligation of confidentiality similar to the obligations under this article. The disclosure of any confidential information by any staff member or agent employed by any party hereto shall be deemed to be disclosure of confidential information by such party, and such party shall be liable for breach of this Contract. This article shall remain in force notwithstanding any termination of this Contract for any reason.

3.3                               Both Parties agree that this Article shall remain in force regardless of whether this Agreement is modified, cancelled or terminated.

4.                                      Representations and Undertakings

4.1                               Party A represents and undertakes that:

4.1.1                     Party A is a company legally registered and validly existing in accordance with the laws of China.

4.1.2                     The signature and performance by Party A of this Agreement are supported by its qualification as a legal person and are within its Business Scope; Party A has adopted necessary measures as a corporate and has been appropriately authorized, and has obtained the consent and approval of the relevant third Parties and governmental authorities, without violating the laws or other restrictions binding or affecting Party A.

4.1.3                     This Agreement shall constitute legal, valid and binding obligations of Party A and can be enforceable against Party A in accordance with the terms and conditions of this Agreement.

4.2                               Party B represents and undertakes that:

4.2.1                     Party B is a domestic-funded company registered in China, and is approved and licensed by competent governmental agencies in China to engage in engaged in technology promotion service; market survey; data processing (except for the bank card center and cloud computing data center with PUE values over 1.5); basic software service; application software service (except medical software); conference service; economics and trade consultation; exhibition arrangement; product design; supply chain management; sales of gold, mineral (except for onsite trading and storage of coals within Beijing) and silver products (except silver coins), jewelry, handicrafts, daily necessities; import and export of goods, agency and technological consulting services for import and export; financial service and financial knowledge management outsourcing entrusted by financial institutions. (The company shall select operational items and operate business in accordance with laws; in the case of business categories subject to approval by competent authorities, it may carry out the approved items after such business has been approved; and shall not engage in the business activities prohibited or restricted in industrial policies in Beijing.)

4.2.2                     The signature and performance by Party B of this Agreement are supported by its qualification as a legal person and are within its Business Scope; Party B has adopted necessary measures as a corporate and has been appropriately authorized, and has obtained the consent and approval of the relevant third Parties and governmental authorities, without violating the laws or other restrictions binding or affecting Party B.

4.2.3                     This Agreement shall constitute legal, valid and binding obligations on Party B and can be enforceable against Party B in accordance with the terms and conditions of this Agreement.

5.                                      Effective Date and Term

5.1                               This Agreement is concluded on the date indicated at the beginning of the text and shall enter into force on that date. Unless terminated early in accordance with this Agreement or any other agreement signed by and between both parties hereto, this Agreement shall be valid for ten(10) years. The parties shall, after the signature of this Agreement, review this Agreement every three (3) months, so as to determine whether or not to modify or supplement this Agreement on the basis of the then current actual circumstances.

5.2                               The term of this Agreement can be extended prior to the expiration thereof, subject to written confirmation by Party A. Where Party A opts to extend this Agreement, the extension shall be decided on by Party A, and Party B shall accept such extension unconditionally.

6.                                      Termination

6.1                               Unless it is renewed pursuant to relevant terms and conditions of this Agreement, this Agreement shall be terminated upon expiration thereof.

6.2                               During the term of this Agreement, Party B shall not terminate this Agreement before the expiration of this Agreement, unless Party A commits any serious negligence or fraud against Party B. Nonetheless, Party A shall have the right to terminate this Agreement subject to thirty(30) days’ written notice to Party B.

6.3                               The rights and obligations of both parties hereto under Article 3, Article 7 and Article 8 hereof shall survive after the termination of this Agreement.

7.                                      Governing Law and Dispute Resolution

7.1                               The conclusion, effectiveness, interpretation and performance hereof as well as the resolution of disputes under this Contract shall be governed by the laws of China.

7.2                               Any and all disputes arising from the interpretation and performance of this Contract shall be resolved through friendly consultation among all the parties hereto. If the parties fail to agree on a resolution of such a dispute within thirty (30) days after the submission by any party to the other parties of the request for resolving the dispute through negotiation, any party hereto may refer the dispute to the China International Economic and Trade Arbitration Commission to be resolved through arbitration in accordance with the rules of arbitration then in force. The seat of arbitration shall be Beijing and the language to be used in the arbitral proceedings shall be Chinese. The arbitral award shall be final and binding on both parties.

7.3                               Where any dispute arises from or relating to the interpretation and performance of this Contract or any dispute is being arbitrated, the parties to this Contract shall continue exercising their respective rights and performing their respective obligations under this Contract, with the exception of those events involving the dispute.

8.                                      Indemnity

Party B shall indemnify Party A against and hold Party A harmless from any losses, damages, liabilities or expenses sustained by Party A from any litigation, claim or other demands arising from the consultations and services provided by Party A at the request of Party B, unless such losses, damages, liabilities or expenses are caused by Party A’s gross negligence or willful misconduct.

9.                                      Notice

9.1                               All notices and other communications as are required or permitted by this Contract shall be delivered in person or by prepaid registered mail, commercial express service or facsimile to the address of the recipient party. For each notice, a confirmation request shall also be sent by e-mail. The date on which such a notice is deemed as effectively served shall be determined in the following ways:

9.1.1                     Where the notice is sent in person, by courier mail service or prepaid registered letter, it shall be deemed as having been effectively served on the date of delivery or rejection at the designated recipient address of the notice.

9.1.2                     Where the notice is sent by facsimile, it shall be deemed as having been effectively delivered on the date of successful transmission thereof (as evidenced by the automatic transmission confirmation message).

9.2                               Any party hereto may, by way of a notice to the other parties, change at any time its address for receiving such notice in accordance with this Article.

10.                               Transfer

10.1                        Without the prior written consent of Party A, Party B shall not transfer its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may transfer its rights and obligations under this Agreement to any third party after giving a prior written notice to Party B and without the consent of Party B.

11.                               Severability

If one or more terms or conditions of this Contract are found to be invalid, illegal or unenforceable in accordance with any law or regulations, the validity, legality or enforceability of the rest of this Contract shall not be affected or prejudiced in any way. Parties hereto shall, through consultations held on a bona fide basis, seek to replace the terms or conditions hereunder that become invalid, illegal or unenforceable with new terms or conditions that are permitted by law and satisfy the expectations of the parties hereto to the greatest extent, so that the business effect of such new and valid terms or conditions shall be similar to those that would have been produced by the invalid, illegal or unenforceable terms or conditions that they replace.

12.                               Modification and Supplement

All modifications and supplements made to this Agreement shall be in writing. All amendments and supplementary agreements signed by the parties relating to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

13.                               Language and Copies

This Agreement is executed in Chinese in two (2) original copies of equal legal effect and force. Each party hereto shall hold one (1) original.

Signature page to follow

This page is the signature page of the Exclusive Business Cooperation Agreement and there is no text on this page.

Party A:

Pintec (Beijing) Technology Co., Ltd. (Seal)

/s/Pintec (Beijing) Technology Co., Ltd.

Legal Representative: /s/WEI Wei

Party B:

Xuanji Intelligence (Beijing) Technology Co., Ltd. (Seal)

/s/Xuanji Intelligence (Beijing) Technology Co., Ltd.

Legal Representative: /s/ZHENG Yudong